SMRH:4923-3255-0535.1 -1- AMENDMENT #2 TO EMPLOYMENT AGREEMENT This Amendment #2 (this “Amendment”), made as of the 1st day of January 2026 (the “Effective Date”), to the Employment Agreement, dated as of September 1, 2022 and as amended (the “Agreement”), is by and between Radnet Management, Inc. (the “Company”), and Mark D. Stolper (“Employee”). W I T N E S E T H: WHEREAS, the Compensation Committee of the Board of Directors of RadNet, Inc. approved an increase to Employee’s Base Compensation effective as of the Effective Date; and WHEREAS, this Amendment is a written agreement signed by the parties as required by Section 5.3 of the Agreement with respect to modifying the Agreement. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows: 1. Base Compensation Change. Section 2.1 of the Agreement which presently reads as: “As of January 1, 2024, for the performance of Employee’s duties hereunder, the Company shall pay Employee an annual salary of $700,000 (“Base Compensation”), payable (after deducting required withholdings) in accordance with the Company’s ordinary payroll practices.” is hereby entirely restated to read as follows: “As of January 1, 2026, for the performance of Employee’s duties hereunder, the Company shall pay Employee an annual salary of $850,000 (“Base Compensation”), payable (after deducting required withholdings) in accordance with the Company’s ordinary payroll practices.”. 2. Scope. All other provisions of the Agreement shall continue in full force and effect as is on and after the Effective Date. 3. Defined Terms. Except as otherwise defined in this Amendment, the capitalized terms in this Amendment shall have the same meaning as such terms have in the Agreement. 4. Governing Law. The validity, construction and interpretation of this Amendment shall be governed in all respects by the laws of the State of California applicable to contracts made and to be performed wholly within that State. 5. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

SMRH:4923-3255-0535.1 -2- IN WITNESS WHEREOF, the parties have caused this Amendment to the Agreement to be duly executed and delivered as of the Effective Date. Radnet Management, Inc. By: Name: Howard G. Berger, M.D. Mark D. Stolper Its: President